As filed with the Securities and Exchange Commission on March 28, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KOSAN BIOSCIENCES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	94-3217016
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Kosan Biosciences Incorporated

3832 Bay Center Place

Hayward, CA 94545

(510) 732-8400

(Address of principal executive offices)

2000 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Helen S. Kim

President and Chief Executive Officer

Kosan Biosciences Incorporated

3832 Bay Center Place

Hayward, CA 94545

(510) 732-8400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Suzanne Sawochka Hooper, Esq.	Jonathan K. Wright, Esq.
Cooley Godward Kronish LLP	Kosan Biosciences Incorporated
Five Palo Alto Square	3832 Bay Center Place
3000 El Camino Real	Hayward, CA 94545
Palo Alto, CA 94306-2155	(510) 732-8400
(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	150,000 shares(1)	$1.50(2)	$225,000(2)	$8.84
Preferred Share Purchase Rights	(3)	(3)	(3)	—

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Registrant’s 2000 Employee Stock Purchase Plan (“ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on March 17, 2008, in accordance with Rule 457(c) of the Securities Act.

(3)	Each share of the Registrant’s Common Stock issued under the ESPP, if issued prior to the termination by the Registrant of its rights agreement, dated as of October 5, 2001, includes Series A junior participating preferred stock purchase rights (“Preferred Share Purchase Rights”). Prior to the occurrence of certain events, the Preferred Share Purchase Rights will not be exercisable or evidenced separately from the Registrant’s Common Stock and have no value except as reflected in the market price of the shares to which they are attached. No additional offering price attaches to these Preferred Share Purchase Rights.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 150,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2000 Employee Stock Purchase Plan.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Current Report on Form 8-K, filed with the SEC on January 4, 2008;

(b)	The Registrant’s Current Report on Form 8-K, filed with the SEC on January 7, 2008;

(c)	The Registrant’s Current Report on Form 8-K, filed with the SEC on January 16, 2008;

(d)	The Registrant’s Current Report on Form 8-K, filed with the SEC on January 29, 2008;

(e)	The Registrant’s Current Report on Form 8-K, filed with the SEC on February 29, 2008;

(f)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on March 17, 2008;

(g)	The Registrant’s Current Report on Form 8-K, filed with the SEC on March 24, 2008;

(h)	The description of the Registrant’s Common Stock, par value $0.001 per share, contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on September 27, 2000 (File No. 000-31633) and declared effective on October 4, 2000, including any amendment or report filed for the purpose of updating such description; and

(i)	The description of the rights to purchase the Registrant’s Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Share Purchase Rights”), contained in the Registrant’s Current Report on Form 8-K filed with the SEC on October 15, 2001, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

DESCRIPTION OF SECURITIES

The Preferred Share Purchase Rights are not currently registered under the Exchange Act. A description of the Preferred Share Purchase Rights is contained in the in the Registrant’s Current Report on Form 8-K filed with the SEC on October 15, 2001 and incorporated by reference herein.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Delaware law, the Registrant’s Amended and Restated Certificate of Incorporation provides that no director will be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of duty of loyalty to the Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper personal benefit.

The Registrant’s Amended and Restated Certificate of Incorporation further provides that the Registrant must indemnify its directors to the fullest extent permitted by Delaware law. In addition, the Registrant’s Amended and Restated Bylaws provide that:

•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by Delaware law, subject to limited exceptions;

•

the Registrant may indemnify its other employees and agents to the extent that the Registrant indemnifies its officers and directors, unless otherwise prohibited by law, the Registrant’s Amended and Restated Certificate of Incorporation, the Registrant’s Amended and Restated Bylaws or the Registrant’s agreements;

•	the Registrant is required to advance expenses to its directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified; and

•	the rights conferred in the Registrant’s Amended and Restated Bylaws are not exclusive.

The Registrant has entered into indemnification agreements with each of its directors and executive officers that require the Registrant to indemnify these persons against expenses, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, whether actual or threatened, to which any of these persons may be made a party by reason of the fact that he or she is or was a director or an executive officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal proceeding, has no reasonable cause to believe his or her conduct was unlawful.

At present, the Registrant is not aware of any pending or threatened litigation or proceeding involving any of its directors, officers, employees or agents in which indemnification would be required or permitted. The Registrant believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

EXHIBITS

Exhibit Number	Exhibit Description

3.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

3.2(2)	Amended and Restated Bylaws of the Registrant.

4.1	Reference is made to Exhibits 3.1 and 3.2

4.2(3)	Specimen Common Stock Certificate.

4.3(4)	Registrant’s Certificate of Designation of Series A Junior Preferred Stock.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP (see Exhibit 5.1).

24.1	Power of Attorney (see signature page to this Registration Statement).

99.1(5)	Kosan Biosciences Incorporated 2000 Employee Stock Purchase Plan.

(1)	Filed as the like numbered Exhibit to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2001 and incorporated herein by reference.

(2)	Filed as the like numbered Exhibit to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2003 and incorporated herein by reference.

(3)	Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 or amendments thereto (File No. 333-33732) originally filed with the Securities and Exchange Commission on March 31, 2000, as amended, and incorporated herein by reference.

(4)	Filed as the like numbered Exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on October 15, 2001, and incorporated herein by reference.

(5)	Filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 or amendments thereto (File No. 333-33732) originally filed with the Securities and Exchange Commission on March 31, 2000, as amended, and incorporated herein by reference.

UNDERTAKINGS

1.	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on March 28, 2008.

KOSAN BIOSCIENCES INCORPORATED

By:	/s/ HELEN S. KIM
Helen S. Kim President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Helen S. Kim, Gary S. Titus and Jonathan K. Wright, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ HELEN S. KIM Helen S. Kim	President and Chief Executive Officer (Principal Executive Officer)	March 28, 2008

/S/ GARY S. TITUS Gary S. Titus	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 28, 2008

Peter Davis, Ph.D.	Director

Bruce A. Chabner, M.D.	Director

/S/ KEVAN E. CLEMENS, PH. D. Kevan E. Clemens, Ph. D.	Director	March 26, 2008

/S/ JEAN DELEAGE, PH.D. Jean Deleage, Ph.D.	Director	March 28, 2008

/S/ CHARLES J. HOMCY, M.D. Charles J. Homcy, M.D.	Director	March 28, 2008

/S/ CHAITAN S. KHOSLA, PH.D. Chaitan S. Khosla, Ph.D.	Director	March 28, 2008

/S/ CHRISTOPHER T. WALSH, PH.D. Christopher T. Walsh, Ph.D.	Director	March 28, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

3.2(2)	Amended and Restated Bylaws of the Registrant.

4.1	Reference is made to Exhibits 3.1 and 3.2

4.2(3)	Specimen Common Stock Certificate.

4.3(4)	Registrant’s Certificate of Designation of Series A Junior Preferred Stock.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP (see Exhibit 5.1).

24.1	Power of Attorney (see signature page to this Registration Statement).

99.1(5)	Kosan Biosciences Incorporated 2000 Employee Stock Purchase Plan.

(1)	Filed as the like numbered Exhibit to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2001 and incorporated herein by reference.

(2)	Filed as the like numbered Exhibit to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2003 and incorporated herein by reference.

(3)	Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 or amendments thereto (File No. 333-33732) originally filed with the Securities and Exchange Commission on March 31, 2000, as amended, and incorporated herein by reference.

(4)	Filed as the like numbered Exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on October 15, 2001, and incorporated herein by reference.

(5)	Filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 or amendments thereto (File No. 333-33732) originally filed with the Securities and Exchange Commission on March 31, 2000, as amended, and incorporated herein by reference.